Exhibit 99.1

Zedge Reports Third Quarter Fiscal 2026 Results

Subscription revenue increased 32%, and active subscriptions1 grew 41% to nearly 1.3 million

ARPMAU1 for the Zedge Marketplace increased 21% to $0.119; Zedge Premium GTV1 increased 17%

GAAP net income of $0.9 million; free cash flow2 increased 55% year over year

DataSeeds.AI fulfilled first six-figure order, demonstrating enterprise-scale execution capability

New York, NY – June 11, 2026: Zedge, Inc. (NYSE AMERICAN: ZDGE), $ZDGE, a company that builds and operates creator communities serving 20 million monthly active users, today announced results for its third quarter fiscal 2026, ended April 30, 2026.

Jonathan Reich, Zedge’s CEO, commented:

“In our third quarter, we continued to demonstrate that the core Zedge Marketplace business is resilient and becoming more efficient. Subscription revenue grew 32% year over year, and active subscriptions reached nearly 1.3 million, both continuing a multi-quarter trend. ARPMAU increased 21%, and Zedge Premium GTV increased 17%, reflecting the benefits of our ongoing focus on acquiring and retaining higher-value users. While total advertising revenue declined year over year, that decline was entirely attributable to Emojipedia, which we are managing for overall return in light of Google’s changes to its search results page. Within the Zedge Marketplace, advertising revenue was essentially flat year over year, a resilient result given that the prior year benefited from a one-time integration bonus from an ad platform partner. Encouragingly, iOS revenue within the Zedge Marketplace grew 35% year over year, reinforcing our message that, as we attract and monetize higher-value users in premium markets, the quality of our revenue continues to improve.

“On the DataSeeds.AI front, I am excited to report that we fulfilled our first six-figure order this quarter stemming from an existing customer relationship with a leading technology company. At the same time, we are beginning to see interest from new prospects, which strengthens our confidence in this offering. This milestone reflects our growing capacity to deepen customer relationships and scale production. While revenue remains lumpy at this stage, successfully delivering projects of this size, on spec and within tight timeframes, is a necessary capability for DataSeeds’ future growth.

“Our Innovation Team continues to advance - with four alpha products now live, and we remain on track to achieve our goal of six alpha launches this fiscal year. Our framework remains consistent: pre-validate, build fast, measure against clear KPIs and invest in the winners while quickly ceasing to spend on those that do not meet our criteria. Each launch compounds the next, as reusable infrastructure and lessons from prior releases shorten our time-to-market.

“Financially, cash flow from operations increased over 40%, while free cash flow increased 55% year over year to $1.2 million and is now up 10% year to date, and our cash and cash equivalents balance strengthened to $19.7 million with no debt. We also increased our quarterly dividend by 25% during the quarter, opportunistically repurchased shares when conditions warranted and invested in innovation, all without compromising our strong balance sheet. Subsequent to quarter’s end, our board added $2 million to our existing share repurchase authorization, bringing total available capacity to approximately $2.2 million, reflecting our continued confidence in the value of our shares.”

Third Quarter Highlights (fiscal 2026 versus fiscal 2025)

●	Revenue increased 3.0% to $8.0 million;

●	GAAP operating income of $1.1 million, compared to $0.2 million;

●	GAAP net income and diluted EPS of $0.9 million and $0.07, compared to $0.2 million and $0.01, respectively;

●	Non-GAAP net income and diluted Non-GAAP EPS of $1.0 million and $0.07, compared to $0.9 million and $0.06, respectively;

●	Free cash flow of $1.2 million, compared to $0.8 million;

●	Adjusted EBITDA[2] of $1.3 million, compared to $1.2 million;

●	ARPMAU increased 21.2% to $0.119;

●	Zedge Premium GTV increased 16.6%;

●	Active subscriptions increased 40.6% to nearly 1.3 million;

●	Deferred revenue of $6.2 million, up 25.7% year over year;

●	Cash and cash equivalents were $19.7 million at quarter’s end;

●	Paid a quarterly dividend of $0.02 per share.

Third Quarter Select Financial Metrics: FY26 versus FY25*

(in M except for EPS)	Q3 ’26	Q3 ’25	Change	YTD’26	YTD’25	Change
Total Revenue	$8.0	$7.8	3.0%	$23.9	$21.9	8.8%
Advertising Revenue	$5.4	$5.6	-4.0%	$16.1	$15.1	6.1%
Digital Goods and Services Revenue	$0.5	$0.5	6.9%	$1.5	$1.7	-12.3%
Subscription Revenue	$1.7	$1.3	31.9%	$4.8	$3.7	31.1%
Other Revenue	$0.5	$0.4	4.6%	$1.4	$1.4	4.9%
GAAP Operating Income (Loss)	$1.1	$0.2	571.3%	$(0.9)	$(2.5)	64.1%
Operating Margin	13.4%	2.1%	11.4%	-3.8%	-11.5%	7.7%
GAAP Net Income (Loss)	$0.9	$0.2	400.5%	$(0.6)	$(1.8)	68.7%
GAAP Diluted EPS (Loss per share)	$0.07	$0.01	600.0%	$(0.05)	$(0.13)	61.5%
Non-GAAP Net Income	$1.0	$0.9	12.0%	$2.6	$0.6	322.6%
Non- GAAP Diluted EPS	$0.07	$0.06	17.7%	$0.20	$0.04	342.1%
Cash Flow from Operations	$1.2	$0.9	40.3%	$2.9	$2.7	5.7%
Free Cash Flow	$1.2	$0.8	54.9%	$2.6	$2.4	9.7%
Adjusted EBITDA	$1.3	$1.2	1.0%	$3.6	$1.5	146.6%
Shares Repurchased	0.08	0.22		0.33	0.68

nm = not measurable/meaningful

*	percentages are based off of actuals versus the rounded numbers in the table

Select Zedge Marketplace Metrics: FY26 versus FY25*

(in MM except for ARPMAU and where noted)	Q3 ’26	Q3 ’25	Change
MAU	19.6	22.1	-11.3%
Well-Developed Markets	4.3	5.2	-17.3%
Emerging Markets	15.3	16.9	-9.5%
Active Subscriptions (in 000s)	1,260	896	40.6%
ARPMAU	$0.119	$0.099	21.2%
Zedge Premium - Gross Transaction Value (GTV)	$0.72	$0.61	16.6%

*	percentages are based off of actuals versus the rounded numbers in the table

Non-GAAP and Supplemental Metrics (Please see our 10-Q for full explanation of these terms)

1 We use the following supplemental business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30 days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions.

Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through Zedge Premium. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

Average Revenue Per Monthly Active User for our Zedge Marketplace, or ARPMAU, is useful in evaluating how well we monetize our user base.

An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold. This is important because it is a source of recurring revenue.

2 Throughout this release, Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow (FCF) and Adjusted EBITDA are non-GAAP financial measures intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of Zedge’s formulations of Non-GAAP Net Income, Non-GAAP EPS, Free Cash Flow and Adjusted EBITDA and reconciliations to the most directly comparable GAAP measures.

Trended Financial Information*

(in M except for EPS, ARPMAU, Paid Subscriptions)	Q125	Q225	Q325	Q425	Q126	Q226	Q326	FY24	FY25	YTD FY26
Total Revenue	$7.2	$7.0	$7.8	$7.5	$7.6	$8.3	$8.0	$30.1	$29.4	$23.9
Advertising Revenue	$4.9	$4.7	$5.6	$5.2	$5.2	$5.6	$5.4	$21.0	$20.3	$16.1
Digital Goods and Services Revenue	$0.6	$0.6	$0.5	$0.5	$0.5	$0.5	$0.5	$3.5	$2.2	$1.5
Subscription Revenue	$1.2	$1.2	$1.3	$1.4	$1.5	$1.6	$1.7	$4.3	$5.1	$4.8
Other Revenue	$0.5	$0.4	$0.4	$0.4	$0.5	$0.5	$0.5	$1.2	$1.8	$1.4
GAAP Operating Income (Loss)	$(0.5)	$(2.2)	$0.2	$(0.7)	$0.9	$(2.9)	$1.1	$(11.8)	$(3.2)	$(0.9)
GAAP Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$0.9	$(9.2)	$(2.4)	$(0.6)
GAAP Diluted EPS (Loss per share)	$(0.02)	$(0.12)	$0.01	$(0.04)	$0.06	$(0.18)	$0.07	$(0.65)	$(0.17)	$(0.05)
Non GAAP Net Income (Loss)	$(0.0)	$(0.2)	$0.9	$0.1	$0.9	$0.8	$1.0	$1.8	$0.7	$2.6
Non-GAAP Diluted EPS (Loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.07	$0.13	$0.05	$0.20
Cash Flow from Operations	$1.2	$0.7	$0.9	$0.7	$0.8	$0.9	$1.2	$5.9	$3.4	$2.9
Free Cash Flow	$1.0	$0.6	$0.8	$0.5	$0.6	$0.8	$1.2	$4.7	$2.9	$2.6
Adjusted EBITDA	$0.3	$(0.1)	$1.2	$0.3	$1.2	$1.1	$1.3	$4.7	$1.8	$3.6
Adjusted EBITDA Margin	4.0%	-1.1%	16.1%	4.1%	15.6%	13.9%	15.8%	15.6%	6.0%	15.1%
MAU	25.0	24.7	22.1	23.2	22.2	20.4	19.6	nm	nm	nm
Well-developed Markets	5.5	5.6	5.2	5.4	4.9	4.8	4.3	nm	nm	nm
Emerging Markets	19.5	19.1	16.9	17.8	17.3	15.6	15.3	nm	nm	nm
Active Subscriptions (in 000s)	698	791	896	984	1,075	1,175	1,260	nm	nm	nm
ARPMAU	$0.077	$0.078	$0.099	$0.093	$0.099	$0.115	$0.119	nm	nm	nm
Zedge Premium – GTV	$0.68	$0.68	$0.61	$0.64	$0.66	$0.79	$0.72	$2.15	$2.62	$2.16
Shares Repurchased	0.22	0.24	0.22	0.64	0.24	0.01	0.08	0.21	1.32	0.33

nm = not measurable/meaningful

*	numbers may not add due to rounding

Earnings Announcement and Supplemental Information

Management will host an earnings conference call today at 4:30 pm Eastern to discuss its earnings results, outlook, and strategy, followed by a Q&A session with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 184704

Webcast URL: https://www.webcaster5.com/Webcast/Page/2205/53991

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 53991

About Zedge

Zedge builds and operates creator communities that serve 20 million monthly active users across its platforms. Zedge Marketplace, our flagship platform, is a leading marketplace for mobile personalization content that powers a vibrant creator ecosystem including a full generative AI creation suite. DataSeeds.AI is our B2B business, delivering managed, multimodal datasets that are ethically sourced, rights-cleared, built to spec and delivered at scale to frontier AI developers. The content foundation for DataSeeds.AI is supplied by Zedge’s proprietary creator communities, including Zedge Marketplace contributors and photo competition community GuruShots, the world’s most popular photo competition game, which is supplemented by crowdsourced content. For more information please visit: investor.zedge.net

Follow us on X: @Zedge

Follow us on LinkedIn

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

brian@haydenir.com

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	April 30,	July 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,692	$18,609
Trade accounts receivable	3,908	3,164
Prepaid expenses and other current assets	799	671
Total Current assets	24,399	22,444
Property and equipment, net	1,224	1,290
Intangible assets, net	1,065	4,922
Goodwill	2,138	1,931
Deferred tax assets, net	5,041	4,823
Other assets	437	244
Total assets	$34,304	$35,654
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$1,258	$1,471
Accrued expenses and other current liabilities	2,178	2,867
Deferred revenues	4,159	3,425
Total Current liabilities	7,595	7,763
Deferred revenues--non-current	1,998	1,937
Other liabilities	153	53
Total liabilities	9,746	9,753
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at April 30, 2026 and July 31, 2025	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 15,238 shares issued and 12,523 outstanding at April 30, 2026 and 15,073 shares issued and 12,692 shares outstanding at July 31, 2025	152	151
Additional paid-in capital	49,676	49,768
Accumulated other comprehensive loss	(1,057)	(1,509)
Accumulated deficit	(16,080)	(15,505)
Treasury stock, 2,715 shares at April 30, 2026 and 2,381 shares at July 31, 2025, at cost	(8,138)	(7,009)
Total stockholders’ equity	24,558	25,901
Total liabilities and stockholders’ equity	$34,304	$35,654

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2026	2025	2026	2025
Revenues	$7,992	$7,757	$23,856	$21,930
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	550	452	1,651	1,360
Selling, general and administrative	6,235	6,343	18,848	20,278
Depreciation and amortization	133	225	536	924
Impairment of intangible assets	-	-	3,570	-
Restructuring charges	-	577	-	1,058
Impairment of capitalized software and technology development costs	-	-	145	827
Income (loss) from operations	1,074	160	(894)	(2,517)
Interest and other income, net	135	154	403	507
Net loss resulting from foreign exchange transactions	(26)	(41)	(211)	(141)
Income (loss) before income taxes	1,183	273	(702)	(2,151)
Income tax expense (benefit)	257	88	(127)	(318)
Net income (loss)	$926	$185	$(575)	$(1,833)
Other comprehensive income:
Changes in foreign currency translation adjustment	117	448	452	287
Total other comprehensive income	117	448	452	287
Total comprehensive income (loss)	$1,043	$633	$(123)	$(1,546)
Income (loss) per share attributable to Zedge, Inc. common stockholders:
Basic	$0.07	$0.01	$(0.04)	$(0.13)
Diluted	$0.07	$0.01	$(0.04)	$(0.13)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	13,002	13,720	12,992	13,835
Diluted	13,272	13,940	12,992	13,835

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	April 30,
	2026	2025

Operating activities
Net loss	$(575)	$(1,833)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	43	48
Amortization of intangible assets	286	335
Amortization of capitalized software and technology development costs	207	541
Stock-based compensation	457	1,308
Impairment charge of capitalized software and technology development costs	145	827
Impairment charge of intangible assets	3,570	-
Deferred income taxes	(218)	(184)
Change in assets and liabilities:
Trade accounts receivable	(744)	87
Prepaid expenses and other current assets	(128)	(353)
Other assets	(42)	(54)
Trade accounts payable and accrued expenses	(892)	229
Deferred revenues	795	1,797
Net cash provided by operating activities	2,904	2,748
Investing activities
Capitalized software and technology development costs	(278)	(329)
Purchase of property and equipment	(26)	(49)
Net cash used in investing activities	(304)	(378)
Financing activities
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(1,129)	(2,030)
Payment of cash dividends	(677)	-
Proceeds from exercise of stock options	129	-
Net cash used in financing activities	(1,677)	(2,030)
Effect of exchange rate changes on cash and cash equivalents	160	95
Net increase in cash and cash equivalents	1,083	435
Cash and cash equivalents at beginning of period	18,609	19,998
Cash and cash equivalents at end of period	$19,692	$20,433

Supplemental cash flow information:
Cash paid for income taxes	$176	$194

Non-cash operating and financing activities:
ROU assets obtained in exchange for lease liabilities	$286	$111

Use of Non-GAAP Measures and Key Performance Indcators (KPI)

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, Free Cash Flow, a common metric used by investors for valuation, and non-GAAP net income (loss) and EPS (or loss per share) (which adjust out stock compensation expense, transaction-related expenses and other non-recurring expenses from GAAP net income (loss) and EPS (loss per share)), represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, these are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. Numbers in the following reconciliation tables may not add due to rounding.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q125	Q225	Q325	Q425	Q126	Q226	Q326	FY24	FY25	YTD FY26
Net Income (Loss)	$(0.3)	$(1.7)	$0.2	$(0.6)	$0.8	$(2.3)	$0.9	($9.2)	($2.4)	$(0.6)
Excluding:
Interest and other income (expense), net	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.1)	$(0.1)	$(0.6)	$(0.7)	$(0.4)
Income tax expense (benefit)	$0.0	$(0.5)	$0.1	$(0.0)	$0.2	$(0.6)	$0.3	$(2.2)	$(0.3)	$(0.1)
Depreciation and amortization	$0.4	$0.3	$0.2	$0.2	$0.2	$0.2	$0.1	$2.5	$1.1	$0.5
EBITDA	$(0.1)	$(2.0)	$0.3	$(0.5)	$1.1	$(2.8)	$1.2	$(9.5)	$(2.2)	$(0.6)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$0.0	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$0.1	$2.1	$1.4	$0.5
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.0	$0.2	$0.1	$0.0
Adjusted EBITDA	$0.3	$(0.1)	$1.2	$0.3	$1.2	$1.1	$1.3	$4.7	$1.8	$3.6

*	numbers may not add due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income	Q125	Q225	Q325	Q425	Q126	Q226	Q326	FY24	FY25	YTD FY26
GAAP Net Income (Loss)	$(0.3)	$(1.7)	$0.2	($0.6)	$0.8	$(2.3)	$0.9	$(9.2)	$(2.4)	$(0.6)
Adjustments:
Asset impairments and restructuring charges	$0.0	$1.3	$0.6	$0.6	$0.0	$3.7	$0.0	$12.0	$2.5	$3.7
Stock-based compensation	$0.4	$0.6	$0.3	$0.1	$0.1	$0.3	$0.1	$2.1	$1.4	$0.5
Expenses related to restructuring activities and business combination	$0.0	$0.0	$0.0	$0.1	$0.0	$0.0	$0.0	$0.2	$0.1	$0.0
Income tax effect on non-GAAP items	$(0.1)	$(0.4)	$(0.2)	$(0.2)	$(0.0)	$(0.9)	$(0.0)	$(3.3)	$(0.9)	$(1.0)
Non-GAAP Net Income (Loss)	$(0.0)	$(0.2)	$0.9	$0.1	$0.9	$0.8	$1.0	$1.8	$0.7	$2.6
Non-GAAP basic EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.08	$0.13	$0.05	$0.20
Non-GAAP diluted EPS (loss per share)	$(0.00)	$(0.01)	$0.06	$0.00	$0.07	$0.06	$0.07	$0.13	$0.05	$0.20
Weighted average shares used to compute Non-GAAP basic earnings per share	14.1	13.9	13.7	13.4	13.0	13.0	13.0	14.1	13.7	13.0
Weighted average shares used to compute Non-GAAP diluted earnings per share	14.1	13.9	13.9	13.4	13.3	13.0	13.3	14.1	13.7	13.3

*	numbers may not add due to rounding

Free Cash Flow Calculation	Q125	Q225	Q325	Q425	Q126	Q226	Q326	FY24	FY25	YTD FY26
Cash Flow from Operations	$1.2	$0.7	$0.9	$0.7	$0.8	$0.9	$1.2	$5.9	$3.4	$2.9
Capital Expenditures	$0.2	$0.1	$0.1	$0.2	$0.2	$0.1	$0.0	$1.2	$0.5	$0.3
Free Cash Flow	$1.0	$0.6	$0.8	$0.5	$0.6	$0.8	$1.2	$4.7	$2.9	$2.6